ARTICLES OF INCORPORATION
OF
THE GREATER CANNABIS COMPANY, INC.

     The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statues.

ARTICLE  1 – NAME

     The name of the Corporation is The Greater Cannabis Company, Inc. (hereinafter, “Corporation”). The Corporation was formerly known as The Greater Cannabis Company, LLC.

ARTICLE  2 – PURPOSE OF CORPORATION

     The purpose for which the corporation is organized as:

A.  To purchase, or in any way acquire for investment or for sale or other-

     wise, lands, contracts for the purchase or sale of lands, buildings, improvements,

     and any real property of any kind or any interest therein, and as the consider-

     ation for the same to pay cash or to issue the capital stock, debenture bonds,

     mortgage bonds, or other obligations of the corporation, and to sell, convey,

     lease, mortgage, deed of trust, turn to account, otherwise deal with all or any part of the property of the corporation to make and obtain loans upon real estate, improve or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise, and to enter into contracts to buy or sell any property,

     real or personal, to buy and sell mortgages, trust deeds, contracts, and evidences,

     of indebtedness, paying for the same in cash, stock or bonds, of this corporation and to draw, make, accept endorse, discount, execute, and issue promissory notes, bills of exchange, warrants, instruments, or obligations of the corporation,

     from time to time, for any of the objects or purposes of the corporation without restriction or limit as to amount.

B.  To engage in any lawful business; to do all and everything necessary,

     suitable, or proper for the accomplishment of any of the purposes, attainment of any of the objectives, or the exercise of any of the powers herein set forth,

     either alone of in conjunction with other corporation, firms or individuals,

     and either as principals or agents, and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the above mentioned objectives, purpose, or powers.

C.  In general, to have and to exercise any and all powers that corporations have and may have under the laws of the State of Florida, and as the same may be amended, for any lawful purpose.

ARTICLE  3 – PRINCIPAL OFFICE

     The address of the principal office of this Corporation is 735 Arlington Ave N., Suite 308, St. Petersburg, FL 33701. The mailing address of the Corporation is P.O. Box 521, St. Petersburg, FL 33731.

ARTICLE  4 – INCORPORATOR

     The name and street address of the incorporator of this Corporation is:

Sylios Corp

                                                735 Arlington Ave N., Suite 308

                                                St. Petersburg, FL 33701

ARTICLE  5 – CORPORATE CAPITALIZATION

    The Corporation is authorized to issue two classes of stock.

1.

Common Stock- One class of stock shall be common stock, par value $0.001, of which the Corporation shall have the authority to issue 500,000,000 shares.

a.

Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.

2.

Preferred Stock-The second class of stock shall be preferred stock, par value $0.001, of which the Corporation shall have the authority to issue 10,000,000 shares.

The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hererafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

ARTICLE  6 – SHAREHOLDERS’ RESTRICTIVE AGREEMENT

     All of the shares of stock of this Corporation may be subject to a Shareholders’

Restrictive Agreement of containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation.  A copy of the Shareholders’ Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE  7 – POWERS OF CORPORATION

     The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE  8 – TERM OF EXISTENCE

     This Corporation shall have perpetual existence.

ARTICLE  9 – REGISTERED OWNER(s)

     The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE  10 – REGISTERED AGENT/ADDRESS

     The name and address of the registered agent of this Corporation is Sylios Corp located at 735 Arlington Ave N., Suite 308, St. Petersburg, FL 33701.

ARTICLE   11 – BYLAWS

     The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE  12 – AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statue of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE  13 – INDEMNIFICATION

     The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding.  The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors.  The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation.  The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding.  The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law.  All references in these Articles of Incorporation are deemed to include any amendment or successor thereto.  Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner.  If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected.  All references in these Articles of Incorporation to “director”, “officer”,

“employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

IN WITNESS, WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida this 9th day of January, 2017.

SYLIOS CORP

/s/ Wayne Anderson

          _____________________________

Wayne Anderson, President and Incorporator